Filed Pursuant to Rule 424(b)(7)

Registration No. 333-260959

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum aggregate offering price per share (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee (2)
Common Stock, $0.01 par value per share	12,379,504	$43.16	$534,299,392.64	$49,529.55

(1)

Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) and Rule 456(b) under the Securities Act of 1933, as amended, based on the average of the high and low share prices of the Common Stock on November 11, 2021, as reported on the NASDAQ Global Select Market.

(2)	Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended.

PROSPECTUS SUPPLEMENT

(To Prospectus dated November 10, 2021)

12,379,504 Shares

The Hain Celestial Group, Inc.

Common Stock

This prospectus supplement relates to the resale of 12,379,504 shares of common stock, $0.01 par value per share, of The Hain Celestial Group, Inc. (the “Common Stock”). All of the shares of our Common Stock in this offering are being offered by the selling shareholders (the “Selling Shareholders”) identified in this prospectus supplement. We will not receive any proceeds from the sale of these shares by the Selling Shareholders.

Our Common Stock is listed on the NASDAQ Global Select Market and trades under the ticker symbol “HAIN.” The last reported sale price of our shares of Common Stock on November 9, 2021 was $47.95 per share.

Subject to the completion of this offering, we intend to concurrently repurchase directly from the Selling Shareholders 1,700,000 shares of our Common Stock. The price per share to be paid by us will equal the price at which Morgan Stanley & Co. LLC (the “Underwriter”) will purchase the shares from the Selling Shareholders in this offering, net of underwriting discounts and commissions. This offering is not conditioned upon the completion of the share repurchase.

Investing in our common stock involves risks. Please read “Risk Factors” beginning on page S-6 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement. You should carefully consider these risk factors and risks before deciding to purchase any Common Stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$45.50	$563,267,432
Underwriting discount(1)	$0.50	$6,189,752
Proceeds to the Selling Shareholders	$45.00	$557,077,680

(1)	See “Underwriting” beginning on page S-13 of this prospectus supplement for additional information regarding total underwriting compensation.

Delivery of the shares of Common Stock is expected to be made on or about November 15, 2021.

Morgan Stanley

The date of this prospectus supplement is November 10, 2021

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the terms of this offering of our Common Stock and adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus, dated November 10, 2021, which gives more general information, some of which may not apply to this offering.

None of the Company, the Selling Shareholders or the Underwriter have authorized anyone to provide any information other than that contained in this prospectus supplement and the accompanying prospectus or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us to which we have referred you. If anyone provides you with different or inconsistent information, you should not rely on it. None of the Company, the Selling Shareholders or the Underwriter take responsibility for, and can provide assurance as to the reliability of, any other information that others may give you. The Selling Shareholders are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus supplement and the accompanying prospectus or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the date of such document. Our business, financial condition, results of operations and prospects may have changed since those dates.

References in this prospectus to “the Company,” “we,” “our” and “us” or other similar terms mean The Hain Celestial Group, Inc. and its wholly owned subsidiaries, unless we state otherwise or the context indicates otherwise. References to the “Selling Shareholders” refer to the selling shareholders identified in the table in the section entitled “Selling Shareholders” in this prospectus supplement. References to the “SEC” refer to the Securities and Exchange Commission.

It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus supplement.

This prospectus supplement may add to, update or change the information in the accompanying prospectus. To the extent any inconsistency or conflict exists between the information included or incorporated by reference in this prospectus supplement and the information included or incorporated by reference in the accompanying prospectus, the information included or incorporated by reference in this prospectus supplement updates and supersedes the information in the accompanying prospectus or the information included or incorporated by reference in this prospectus supplement. In addition, any statement in a filing we make with the SEC that adds to, updates or changes information contained in an earlier filing we made with the SEC shall be deemed to modify and supersede such information in the earlier filing.

S-i

FORWARD LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus and the information incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (“the Securities Act”), and Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. We make such forward-looking statements pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.

All statements included or incorporated or deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus, other than statements of historical facts, that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements. Such statements involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, our results may differ materially from those expressed or implied by such forward-looking statements. The words “believe,” “expect,” “anticipate,” “may,” “should,” “plan,” “intend,” “potential,” “will” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements include, among other things, our beliefs or expectations relating to our future performance, results of operations and financial condition; our strategic initiatives, business strategy, supply chain, brand portfolio and product performance; the COVID-19 pandemic; current or future macroeconomic trends; and future corporate acquisitions or dispositions. We undertake no obligation to further update forward-looking statements, or the risk factors described “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2021, to reflect actual results or changes in assumptions or circumstances, except as required by applicable law.

The forward-looking statements included or incorporated or deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus do not constitute guarantees or promises of future performance. Risks and uncertainties that may cause actual results to differ materially from forward-looking statements include: challenges and uncertainty resulting from the impact of competition; challenges and uncertainty resulting from the COVID-19 pandemic; our ability to manage our supply chain effectively; disruption of operations at our manufacturing facilities; reliance on independent contract manufacturers; changes to consumer preferences; customer concentration; reliance on independent distributors; the availability of organic ingredients; risks associated with our international sales and operations; risks associated with outsourcing arrangements; our ability to execute our cost reduction initiatives and related strategic initiatives; our reliance on independent certification for a number of our products; the reputation of our Company and our brands; our ability to use and protect trademarks; general economic conditions; input cost inflation; the United Kingdom’s exit from the European Union; cybersecurity incidents; disruptions to information technology systems; the impact of climate change; liabilities, claims or regulatory change with respect to environmental matters; potential liability if our products cause illness or physical harm; the highly regulated environment in which we operate; pending and future litigation; compliance with data privacy laws; compliance with our credit agreement; the discontinuation of LIBOR; concentration in the ownership of our common stock; our ability to issue preferred stock; the adequacy of our insurance coverage; impairments in the carrying value of goodwill or other intangible assets; and other risks described under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2021 as well as in other reports that we file in the future.

You are cautioned not to rely unduly on any forward-looking statements. The risks and uncertainties related to any forward-looking statements are discussed in more detail under the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our Annual Report on Form 10-K for the fiscal year ended June 30, 2021 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 and other documents on file with the SEC. You may obtain copies of these documents as described under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement.

S-ii

SUMMARY

This summary highlights information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. Because it is a summary, it may not contain all of the information that may be important to you. Before making a decision to invest in our Common Stock, you should read carefully this entire prospectus supplement and the accompanying prospectus, including the section entitled “Where You Can Find More Information” and the section entitled “Risk Factors” beginning on page S-6 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary is qualified in its entirety by the more detailed information and financial statements, including the notes thereto, incorporated by reference into this prospectus supplement and the accompanying prospectus.

THE COMPANY

Founded in 1993, we are a Delaware corporation and are headquartered in Lake Success, New York. Our mission has continued to evolve since our founding, with health and wellness being the core tenet. We continue to be a leading marketer, manufacturer and seller of organic and natural, “better-for-you” products by anticipating and exceeding consumer expectations in providing quality, innovation, value and convenience. We are committed to growing sustainably while continuing to implement environmentally sound business practices and manufacturing processes. We sell our products through specialty and natural food distributors, supermarkets, natural food stores, mass market and e-commerce retailers, food service channels and club, drug and convenience stores in over 80 countries worldwide. We operate under two reportable segments: North America and International.

We manufacture, market, distribute and sell organic and natural products under brand names that are sold as “better-for-you” products, providing consumers with the opportunity to lead A Healthier Way of Life®. We are a leader in many organic and natural products categories, with many recognized brands in the various market categories we serve, including Celestial Seasonings®, Clarks™, Cully & Sully®, Earth’s Best®, Ella’s Kitchen®, Frank Cooper’s®, Gale’s®, Garden of Eatin’®, Hain Pure Foods®, Hartley’s®, Health Valley®, Imagine®, Joya®, Lima®, Linda McCartney’s® (under license), MaraNatha®, Natumi®, New Covent Garden Soup Co.®, Robertson’s®, Rose’s® (under license), Sensible Portions®, Spectrum®, Sun-Pat®, Terra®, The Greek Gods®, Yorkshire Provender® and Yves Veggie Cuisine®. Our personal care products are marketed under the Alba Botanica®, Avalon Organics®, JASON®, Live Clean®, and Queen Helene® brands.

Since fiscal 2019, we have been executing the four key pillars of our strategy—(1) simplify our portfolio; (2) strengthen our capabilities; (3) expand profit margins and cash flow; and (4) reinvigorate profitable topline growth—which we refer to as Hain 2.0. This strategy, which is on schedule to be completed ahead of our planned timeline, has laid the foundation for Hain 3.0, our vision and strategy for the next several years, which is about building a global healthy food and beverage company with industry-leading top line growth. We believe Hain 3.0 positions us as an advantaged and differentiated company, as compared to others in the food industry for several reasons:

•	we are singularly focused on health and wellness,

•	we are a global company in high-growth categories with opportunities for expansion in existing and new channels and geographies,

•	we have unique and advantaged brands with strong points of difference, and

•	given our size, small wins can drive material incremental growth.

We have re-segmented the brand portfolio with a more global view to where we have the most growth potential. As a result, we are migrating from a strategy focused on rejuvenating North America behind a construct of “Get Bigger” and “Get Better” brand categories to one that focuses on growing global brands in categories where we think we have the most potential. The categories we have identified are called Turbocharge Growth, Targeted Investment, and Fuel:

•

The Turbocharge Growth brands are leading-share brands in very high-growth categories. The Turbocharge Growth brands are made up of plant-based meat and non-dairy beverages as well as snacks. Our meat and dairy alternatives are concentrated outside the United States, while the snacks businesses include brands both within the United States and in International.

•

The Targeted Investment brands are made up of leading-share brands in lower-growth categories. To date, we have demonstrated our ability to drive market share and reinvigorate these categories, and we expect that we can continue to do this in the future. The Targeted Investment brands are made up of tea, baby, yogurt, and personal care. In contrast with Hain 2.0, baby is now one of our growth focus areas, due to its strong brands, scale, profitability, and growth prospects.

•

The Fuel brands are stable brands that will be leveraged to fuel investment in the Turbocharge Growth and Targeted Investment categories. Fuel brands are made up of premium pantry brands with scale, in categories such as soup, cooking oils and nut butters.

Additionally, as part of Hain 3.0, we will continue to simplify our brand portfolio as we continue to identify brands that are declining and have low margins. The Simplify brands are subscale declining businesses that have limited long-term potential for the Company, and therefore will be managed for profit until they are potentially divested, likely over the course of the next several years. Acquisitions are expected to play a role in Hain 3.0 and part of our capital allocation strategy is focused on actively looking for targets in the market. As we continue to simplify and stabilize the organization and consolidate sales into fewer priority categories, we are well-positioned and expect to make targeted acquisitions supported by our borrowing capacity to help us further strengthen our position in those categories.

Our principal executive offices are located at 1111 Marcus Avenue, Lake Success, NY 11042. Our telephone number is (516) 587-5000. Our public website is www.hain.com. On our website, investors can find press releases, financial filings and other information about us. The SEC’s website, www.sec.gov, also offers access to reports and documents we have electronically filed with or furnished to the SEC. These website addresses are not intended to function as hyperlinks, and the information contained on our website and in the SEC’s website is not intended to be a part of this prospectus or any accompanying prospectus supplement.

SHARE REPURCHASE

Subject to the completion of the offering, we intend to concurrently repurchase directly from the Selling Shareholders 1,700,000 shares of our Common Stock. The price per share to be paid by us will equal the price at which the Underwriter will purchase the shares from the Selling Shareholders in this offering, net of underwriting discounts and commissions, which is $45.00 per share. We refer to this transaction as the “share repurchase.” The aggregate repurchase price will be $76.5 million. The share repurchase will be made under our August 2021 repurchase authorization, pursuant to which our board of directors authorized the repurchase of up to $300 million of our issued and outstanding common stock. We will have approximately $130.3 million remaining under our August 2021 repurchase authorization after the consummation of the share repurchase in connection with this offering. The closing of the share repurchase will be conditioned upon the closing of this offering and therefore there can be no assurance that the share repurchase will be completed. This offering is not conditioned upon the completion of the share repurchase.

We intend to fund the share repurchase with borrowings under our revolving credit facility.

THE OFFERING

Selling Shareholders	Engaged Capital Co-Invest VI, LP

Engaged Capital Co-Invest VI-B, LP

Engaged Capital Co-Invest VI-C, LP

Engaged Capital Co-Invest VI-D, LP

Engaged Capital Co-Invest VI-E, LP

The Selling Shareholders are co-investment funds managed by Engaged Capital, LLC (“Engaged Capital”), and the sale of their shares in this offering is related to the required wind down of the co-investment funds. Engaged Capital has informed the Company that the Company will remain one of the largest positions in Engaged Capital’s portfolio after the offering and that the sale of shares is not an indication of Engaged Capital’s view on the future prospects of the Company. Engaged Capital will continue to hold 1,900,792 shares of the Company’s common stock that is not being sold in this offering. Glenn W. Welling, the Founder and Chief Investment Officer of Engaged Capital, will continue to serve as a director of the Company after this offering.

Shares of Common Stock being offered by the Selling Shareholders	12,379,504 shares

Concurrent share repurchase	Subject to the completion of this offering, we intend to concurrently repurchase directly from the Selling Shareholders 1,700,000 shares of our Common Stock. The price per share to be paid by us will equal the price at which the Underwriter will purchase the shares from the Selling Shareholders in this offering, net of underwriting discounts and commissions. The closing of the share repurchase will be conditioned on the closing of this offering. This offering is not conditioned upon the completion of the share repurchase.

Shares of Common Stock outstanding after this offering(a)	94,581,455 shares

Use of Proceeds	The Selling Shareholders will receive the net proceeds from this offering. We will not receive any proceeds from the Selling Shareholders’ sale of the shares of Common Stock described in the

(a)

The number of shares of Common Stock outstanding after the completion of this offering above and elsewhere in this prospectus supplement is based on 94,581,455 shares of Common Stock outstanding as of November 2, 2021 and excludes (i) shares issuable upon exercise of outstanding options or vesting and settlement of equity awards and shares reserved for future issuance under any employee stock option, stock bonus, equity incentive plan, restricted share units agreement, performance units agreement or other stock plan or arrangement and (ii) the impact of the concurrent share repurchase.

prospectus supplement and the accompanying prospectus. See “Use of Proceeds” and “Selling Shareholders” in this prospectus supplement.

Risk Factors	Investing in our Common Stock involves risks and the purchaser of our shares of Common Stock may lose their entire investment. See “Risk Factors” beginning on page S-6 of this prospectus supplement and the sections entitled “Risk Factors” in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of the risk factors you should carefully consider before deciding to investment in our Common Stock.

Ticker Symbol	Our Common Stock is listed on the NASDAQ Global Select Market under the symbol “HAIN.”

RISK FACTORS

Investing in shares of our Common Stock involves risks. Prior to making a decision about investing in shares of our Common Stock, you should carefully consider the risk factors discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2021, are incorporated herein by reference. The risks and uncertainties we have described are not the only risks we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. If any of these risks actually occurs, our business, results of operations and financial condition could suffer. In that case, the trading price of our Common Stock could decline, and you could lose part of your investment.

Risks Relating to this Offering and Ownership of Our Common Stock

The price of our Common Stock may fluctuate and you could lose all or a significant part of your investment.

Volatility in the market price of our Common Stock may prevent you from being able to sell your shares at or above the price you paid. The market price of our Common Stock may also be influenced by many factors, some of which are beyond our control, including:

•	the impact of competition;

•	variations in quarterly operating results;

•	general economic conditions;

•	war, terrorist acts and epidemic disease;

•	investor perceptions of us and our industry; and

•	the other risk factors discussed in our Annual Report on Form 10-K for the fiscal year ended June 30, 2021.

In addition, the stock market in general is subject to extreme price and volume fluctuations that may be unrelated or disproportionate to the operating performance of companies like us. These broad market and industry factors may materially reduce the market price of our Common Stock, regardless of our operating performance.

USE OF PROCEEDS

We will not receive any proceeds from the Selling Shareholders’ sale of the shares of Common Stock described in this prospectus supplement and the accompanying prospectus. Any shares of Common Stock offered by the Selling Shareholders pursuant to this prospectus supplement and the accompanying prospectus will be sold by the Selling Shareholders for their own accounts.

SELLING SHAREHOLDERS

As described above, the Selling Shareholders have agreed to sell to the Underwriter 12,397,504 shares of our Common Stock, which we are registering for resale by them and which are covered by this prospectus supplement and the accompanying prospectus.

The following table and accompanying footnote show information with respect to the beneficial ownership of our Common Stock, as of November 2, 2021, held by the Selling Shareholders. The percentage below for Common Stock owned before the offering is based on 94,581,455 shares of our Common Stock outstanding as of November 2, 2021. Beneficial ownership is determined under the SEC rules and regulations and generally includes voting or investment power over securities. Except as indicated in the footnote to this table, we believe that the Selling Shareholders identified in the table below possess sole voting and investment power over all shares of equity securities shown as beneficially owned by the Selling Shareholders.

	Beneficial Ownership Prior to Offering			Shares Beneficially Owned After Offering
Name	Number of Shares	Percentage of Outstanding Common Stock	Number of Shares Being Offered	Number of Shares		Percentage of Outstanding Common Stock
Engaged Capital Co-Invest VI, LP(1)	2,106,956	2.23%	2,086,956	20,000		0.02%
Engaged Capital Co-Invest VI-B, LP(1)	2,311,388	2.44%	2,291,388	20,000		0.02%
Engaged Capital Co-Invest VI-C, LP(1)	1,407,543	1.49%	1,397,543	10,000		0.01%
Engaged Capital Co-Invest VI-D, LP(1)	4,096,052	4.33%	4,096,052	0		0%
Engaged Capital Co-Invest VI-E, LP(1)	4,207,565	4.45%	2,507,565	1,700,000	(2)	1.80	%(2)

(1)

Engaged Capital, as the general partner and investment adviser of Engaged Capital Co-Invest VI, LP, Engaged Capital Co-Invest VI-B, LP, Engaged Capital Co-Invest VI-C, LP, Engaged Capital Co-Invest VI-D, LP and Engaged Capital Co-Invest VI-E, LP, may be deemed to beneficially own the 14,129,504 shares owned in the aggregate by Engaged Capital Co-Invest VI, LP, Engaged Capital Co-Invest VI-B, LP, Engaged Capital Co-Invest VI-C, LP, Engaged Capital Co-Invest VI-D, LP and Engaged Capital Co-Invest VI-E, LP. Engaged Capital Holdings, LLC, as the managing member of Engaged Capital, may be deemed to beneficially own the 14,129,504 shares owned in the aggregate by Engaged Capital Co-Invest VI, LP, Engaged Capital Co-Invest VI-B, LP, Engaged Capital Co-Invest VI-C, LP, Engaged Capital Co-Invest VI-D, LP and Engaged Capital Co-Invest VI-E, LP. Glenn W. Welling, as the Founder and Chief Investment Officer of Engaged Capital and the sole member of Engaged Capital Holdings, LLC, may be deemed to beneficially own the 14,129,504 shares owned in the aggregate by Engaged Capital Co-Invest VI, LP, Engaged Capital Co-Invest VI-B, LP, Engaged Capital Co-Invest VI-C, LP, Engaged Capital Co-Invest VI-D, LP and Engaged Capital Co-Invest VI-E, LP. Mr. Welling has been a director of the Company since September 2017.

(2)	Represents the 1,700,000 shares of Common Stock that the Company intends to concurrently repurchase directly from the Selling Shareholders subject to the completion of this offering.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

General

The following is a summary of the material U.S. federal income tax considerations related to the ownership and disposition of our Common Stock by a non-U.S. holder, as defined below, that acquires our Common Stock pursuant to this offering. This discussion assumes that a non-U.S. holder will hold our Common Stock acquired pursuant to this offering as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) (generally, for investment purposes). This summary does not address all aspects of U.S. federal income taxation that may be relevant to a particular investor in light of the investor’s individual circumstances and does not purport to be a complete analysis of all the potential tax considerations relating thereto. In addition, this discussion does not address (i) other U.S. federal tax laws, such as estate and gift tax laws, the alternative minimum tax or the Medicare tax imposed on net investment income, (ii) state, local or non-U.S. tax consequences or (iii) the special tax rules that may apply to certain investors, including, without limitation, banks, insurance companies, financial institutions, controlled foreign corporations, passive foreign investment companies, corporations that accumulate earnings to avoid U.S. federal income tax, broker-dealers, traders in securities, grantor trusts, personal holding companies, persons who have elected mark-to-market accounting, persons subject to special tax accounting rules as a result of any item of gross income with respect to our Common Stock being taken into account in an applicable financial statement, persons that acquire, hold or dispose of our Common Stock as part of a straddle, hedge, constructive sale, conversion or other integrated or risk reduction transaction, tax-exempt entities, regulated investment companies, real estate investment trusts, persons deemed to sell our Common Stock under the constructive sale provisions of the Code, persons who hold or receive our Common Stock pursuant to the exercise of any employee stock option or otherwise as compensation, entities or arrangements classified as partnerships for U.S. federal income tax purposes or other pass-through entities (or an investor in such entities or arrangements), pension plans, “qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds or U.S. expatriates and former long-term residents of the United States.

This summary is based on current provisions of the Code, applicable Treasury regulations promulgated thereunder, judicial opinions, and published rulings of the Internal Revenue Service (the “IRS”), all as in effect on the date of this prospectus and all of which are subject to differing interpretations or change, possibly with retroactive effect. We have not sought, and will not seek, any ruling from the IRS or any opinion of counsel with respect to the tax consequences discussed herein, and there can be no assurance that the IRS will not take a position contrary to the tax consequences discussed below or that any position taken by the IRS would not be sustained.

As used in this discussion, the term “U.S. person” means a person that is, for U.S. federal income tax purposes, (i) a citizen or individual resident of the United States, (ii) a corporation created or organized in the United States or under the laws of the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source or (iv) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (B) it has in effect a valid election under applicable Treasury regulations to be treated as a U.S. person. As used in this summary, the term “non-U.S. holder” means a beneficial owner of our Common Stock that is, for U.S. federal income tax purposes, an individual, corporation, estate or trust that is not a U.S. person.

The tax treatment of a partnership (or any other entity or arrangement treated as a partnership for U.S. federal income tax purposes) that holds our Common Stock and each partner thereof will generally depend upon the status and activities of the partnership and such partner. A holder that is treated as a partnership for U.S. federal income tax purposes or a partner in such partnership should consult its own tax advisor regarding the U.S. federal income tax consequences applicable to it and its partners of the ownership and disposition of our Common Stock.

THIS DISCUSSION IS ONLY A SUMMARY OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS RELATED TO THE OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK BY CERTAIN NON-U.S. HOLDERS. IT IS NOT TAX ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL AND NON-U.S. TAX LAWS, AS WELL AS U.S. FEDERAL ESTATE AND GIFT TAX LAWS AND ANY APPLICABLE TAX TREATY.

Material U.S. Federal Income Tax Considerations

Distributions on Common Stock

If we pay cash or distribute property to holders of shares of Common Stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the non-U.S. holder’s adjusted tax basis in our Common Stock, and to the extent the amount of the distribution exceeds a non-U.S. holder’s adjusted tax basis in our Common Stock, will be treated as gain from the sale or exchange of the Common Stock and will be treated as described under “—Gain on Sale, Exchange or Other Taxable Disposition of Common Stock” below.

Dividends paid to a non-U.S. holder generally will be subject to withholding of U.S. federal income tax at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty. A non-U.S. holder that wishes to claim the benefit of an applicable tax treaty withholding rate generally will be required to (i) duly complete and execute an IRS Form W-8BEN or an IRS Form W-8BEN-E (or any successor form of the foregoing) and certify under penalties of perjury that such holder is not a U.S. person and is eligible for the benefits of the applicable tax treaty or (ii) if our Common Stock is held through certain foreign intermediaries, satisfy the relevant certification requirements of applicable Treasury regulations.

Dividends that are effectively connected with a non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States) generally are subject to U.S. federal income tax on a net income basis at the U.S. federal income tax rates generally applicable to a U.S. person and are not subject to withholding of U.S. federal income tax, provided that the non-U.S. holder establishes an exemption from such withholding by complying with certain certification and disclosure requirements (generally by providing a duly completed and executed IRS Form W-8ECI (or any successor form thereof)). Any such effectively connected dividends (and, if required, dividends attributable to a U.S. permanent establishment or fixed base) received by a non-U.S. holder that is treated as a foreign corporation for U.S. federal income tax purposes may be subject to an additional branch profits tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty.

A non-U.S. holder eligible for a reduced rate of withholding of U.S. federal income tax pursuant to an income tax treaty may be able to obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their own tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the manner of claiming the benefits of such treaty.

Gain on Sale, Exchange or Other Taxable Disposition of Common Stock

Subject to the summary below regarding backup withholding and FATCA (as defined herein), any gain recognized by a non-U.S. holder on a sale or other taxable disposition of our Common Stock generally will not be subject to U.S. federal income tax, unless:

(i)

the gain is effectively connected with the conduct of a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base of the non-U.S. holder);

(ii)

the non-U.S. holder is an individual who is present in the United States for a period or periods aggregating 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

(iii)

we are or have been a United States real property holding corporation (a “USRPHC”) for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. holder held the Common Stock (the “applicable period”) (subject to the discussion below regarding certain shareholders who own 5% or less of our Common Stock).

Any gain recognized by a non-U.S. holder that is described in clause (i) generally will be subject to U.S. federal income tax at the income tax rates generally applicable to a U.S. person, and such non-U.S. holder will be required to file a U.S. federal income tax return. Any gain of a non-U.S. holder that is treated as a foreign corporation for U.S. federal income tax purposes that is described in clause (i) above may also be subject to an additional branch profits tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty.

An individual non-U.S. holder that is described in clause (ii) generally will be subject to a flat 30% tax (or a lower applicable tax treaty rate) on the U.S.-source capital gain derived from the disposition, which may be offset by U.S.-source capital losses validly claimed during the taxable year of the disposition.

With respect to clause (iii), a U.S. corporation generally is a USRPHC if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. We believe that we are not currently and do not anticipate becoming a USRPHC. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition by a non-U.S. holder of our Common Stock will not be subject to U.S. federal income tax if our Common Stock is regularly traded, as defined by applicable Treasury regulations, on an established securities market and such non-U.S. holder has held at all times during the applicable period, actually or constructively, 5% or less of our Common Stock. If a non-U.S. holder holds or held (at any time during the applicable period) more than 5% of our Common Stock and if we were a USRPHC at any time during the applicable period, such non-U.S. holder generally will be subject to U.S. federal income tax on the net gain derived from a taxable disposition at the income tax rates generally applicable to a U.S. person. Non-U.S. holders are urged to consult their own tax advisors regarding the potential applicability of these rules, as well as any income tax treaty in their particular circumstances.

Information Reporting and Backup Withholding

We generally must report annually to the IRS and to each non-U.S. holder of our Common Stock the amount of distributions paid to such holder on our Common Stock, the tax, if any, withheld with respect to those distributions and such holder’s name and address. Copies of the information returns reporting those distributions and withholding taxes may also be made available to the tax authorities in the country in which the non-U.S. holder is a resident under the provisions of an applicable income tax treaty or agreement. Information reporting also is generally required with respect to the proceeds from sales and other dispositions of our Common Stock to or through the U.S. office (and in certain cases, the foreign office) of a broker, unless the non-U.S. holder establishes that it is not a U.S. person.

Under some circumstances, Treasury regulations require backup withholding of U.S. federal income tax on reportable payments with respect to our Common Stock. A non-U.S. holder generally may eliminate the requirement for backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly completed and executed IRS Form W-8BEN, IRS Form W-8BEN-E or other applicable IRS Form W-8 (or a substitute or successor form of the foregoing), or by otherwise establishing an exemption.

Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that a holder is a U.S. person. Backup withholding is not an additional tax. Rather, the amount of any backup withholding will be allowed as a credit against a non-U.S. holder’s U.S. federal income tax liability, if any, and may entitle such non-U.S. holder to a refund, provided that certain required information is timely furnished to the IRS. Non-U.S. holders are urged to consult their own tax advisors regarding the application of backup withholding and the availability of and procedure for obtaining an exemption from backup withholding in their particular circumstances.

FATCA

The Foreign Account Tax Compliance Act, commonly referred to as “FATCA,” generally imposes a U.S. federal withholding tax of 30% on certain types of payments, including payments of U.S.-source dividends and gross proceeds from the sale or other disposition of certain securities producing such U.S.-source dividends made to (i) “foreign financial institutions” unless they agree to collect and disclose to the IRS information regarding their direct and indirect U.S. account holders and (ii) certain non-financial foreign entities unless they certify certain information regarding their direct and indirect U.S. owners. Proposed Treasury regulations have been issued that would eliminate withholding on payments of gross proceeds (but not on payments of dividends). Pursuant to the preamble to the proposed Treasury regulations, we and any withholding agent may (but are not required to) rely on this proposed change to FATCA withholding until the final Treasury regulations are issued or the proposed Treasury regulations are withdrawn. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

We will not pay any additional amounts to non-U.S. holders in respect of any amounts withheld, including pursuant to FATCA. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. Non-U.S. holders are urged to consult with their own tax advisors regarding the effect, if any, of the FATCA provisions to them based on their particular circumstances.

UNDERWRITING

Morgan Stanley & Co. LLC is acting as underwriter of the offering. Subject to the terms and conditions set forth in an underwriting agreement among us, the Selling Shareholders and the Underwriter, the Selling Shareholders have agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Selling Shareholders, 12,379,504 shares of Common Stock.

Subject to the terms and conditions set forth in the underwriting agreement, the Underwriter has agreed to purchase all of the shares of Common Stock sold under the underwriting agreement if any of these shares are purchased.

The offering is being made in the United States. The shares of Common Stock will be offered in the United States through the Underwriter, either directly or indirectly, through its U.S. broker-dealer affiliates or agents. Sales of shares made outside of the United States may be made by affiliates of the Underwriter.

The underwriting agreement provides that the obligations of the Underwriter are subject to certain conditions precedent such as the receipt by the Underwriter of officers’ certificates and legal opinions and approval of certain legal matters by its counsel, including the validity of the shares. The underwriting agreement provides that the Underwriter will purchase all of the shares of Common Stock. The Underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. We and the Selling Shareholders have agreed to indemnify the Underwriter and certain of its controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the Underwriter may be required to make in respect of those liabilities.

The Underwriter initially proposes to offer part of the shares of Common Stock directly to the public at the offering price listed on the cover page of this prospectus supplement and part to certain dealers at a price that represents a concession not in excess of $0.25 per share under the public offering price. After the initial offering of the shares of Common Stock, the offering price and other selling terms may from time to time be varied by the Underwriter.

The underwriting fee is equal to the public offering price per share of Common Stock less the amount paid by the Underwriter to the Selling Shareholders per share of Common Stock. The underwriting fee is $0.50 per share. The following table shows the per share and total underwriting discounts and commissions to be paid to the Underwriter by the Selling Shareholders.

Paid by the Selling Shareholders

Per Share	$0.50
Total	$6,189,752

We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $606,000.

Listing

Our Common Stock is listed on the NASDAQ Global Select Market under the trading symbol “HAIN.”

Stabilization

In connection with this offering, the Underwriter may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of Common Stock in the open market for the purpose of preventing or retarding a decline in the market price of the Common Stock while this offering is in progress. These stabilizing transactions may include making short sales of the Common Stock, which involves the sale by the Underwriter of a greater number of shares of Common Stock than it is required to purchase in this offering, and purchasing shares of Common Stock on the open market to cover positions created by short sales. A short position is more likely to be created if the Underwriter is concerned that there may be downward pressure on the price of the Common Stock in the open market that could adversely affect investors who purchase in this offering. To the extent that the Underwriter creates a short position, it will purchase shares in the open market to cover the position.

The Underwriter has advised us that, pursuant to Regulation M of the Securities Act, it may also engage in other activities that stabilize, maintain or otherwise affect the price of the Common Stock, including the imposition of penalty bids.

These activities may have the effect of raising or maintaining the market price of the Common Stock or preventing or retarding a decline in the market price of the Common Stock, and, as a result, the price of the Common Stock may be higher than the price that otherwise might exist in the open market. Neither we, the Selling Shareholders nor the Underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our Common Stock. If the Underwriter commences these activities, it may discontinue them at any time. The Underwriter may carry out these transactions on the NASDAQ Global Select Market, in the over-the-counter market or otherwise.

No Sales of Similar Securities

We have agreed, subject to specified exceptions, for a period of 30 days after the date of this prospectus supplement without the prior written consent of the Underwriter, not to directly or indirectly: (i) sell, offer to sell, contract to sell or lend any shares of Common Stock or options or warrants or other rights to acquire shares of Common Stock, or securities exchangeable or exercisable for or convertible into shares of Common Stock (“Related Securities”); (ii) effect any short sale, or establish or increase any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) or liquidate or decrease any “call equivalent position” (as defined in Rule 16a-1(b) under the Exchange Act) of any shares of Common Stock or Related Securities; (iii) pledge, hypothecate or grant any security interest in any shares of Common Stock or Related Securities; (iv) in any other way transfer or dispose of any shares of Common Stock or Related Securities; (v) enter into any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of any shares of Common Stock or Related Securities, regardless of whether any such transaction is to be settled in securities, in cash or otherwise; (vi) announce the offering by us of any shares of Common Stock or Related Securities; (vii) file any registration statement under the Securities Act in respect of any of the foregoing (other than as contemplated by the underwriting agreement with respect to the shares of Common Stock being offered by the Selling Shareholders pursuant to this prospectus supplement); or (viii) publicly announce an intention to do any of the foregoing.

The Selling Shareholders have agreed, subject to specified exceptions, for a period of 30 days after the date of this prospectus supplement without the prior written consent of the Underwriter, not to directly or indirectly (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of our Common Stock or any securities convertible into or exercisable or exchangeable for our Common Stock (including, without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by such Selling Shareholder in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale, pledge or disposition, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) make any demand for or exercise any right with respect to the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

The Underwriter may, in its sole discretion and at any time or from time to time before the termination of the 30-day period release all or any portion of the securities subject to lock-up agreements.

Electronic Distribution

A prospectus supplement and accompanying prospectus in electronic format may be made available by e-mail or on the web sites or through online services maintained by the Underwriter or its affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The Underwriter may agree with us to allocate a specific number of shares of Common Stock for sale to online brokerage account holders. Any such allocation for online distributions will be made by the Underwriter on the same basis as other allocations. Other than the prospectus supplement and the accompanying prospectus in electronic format, the information on the Underwriter’s websites and any information contained in any other website maintained by the Underwriter is not part of this prospectus supplement and the accompanying prospectus, has not been approved and/or endorsed by us or the Underwriter and should not be relied upon by investors.

Selling Restrictions

Other than in the United States, no action has been taken by us, the Selling Shareholders or the Underwriter that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement and the accompanying prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement, the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement and the accompanying prospectus come are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area (each an “EEA State”), no shares of common stock have been offered or will be offered pursuant to the offering to the public in that EEA State prior to the publication of a prospectus in relation to the shares of common stock which has been approved by the competent authority in that EEA State or, where appropriate, approved in another EEA State and notified to the competent authority in that EEA State, all in accordance with the EU Prospectus Regulation, except that it may make an offer to the public in that EEA State of any shares of common stock at any time under the following exemptions under the EU Prospectus Regulation:

•	to any legal entity which is a qualified investor as defined under the EU Prospectus Regulation;

•

to fewer than 150 natural or legal persons (other than qualified investors as defined under the EU Prospectus Regulation), subject to obtaining the prior consent of representative for any such offer; or

•

in any other circumstances falling within Article 1(4) of the EU Prospectus Regulation, provided that no such offer of the shares of common stock shall require the company or any underwriter to publish a prospectus pursuant to Article 3 of the EU Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the EU Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares of common stock in any EEA State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares of common stock to be offered so as to enable an investor to decide to purchase or subscribe the units, and the expression “EU Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended or superseded).

Notice to Prospective Investors in the United Kingdom

In relation to the United Kingdom, no shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares of common stock which has been approved by the Financial Conduct Authority in accordance with the UK Prospectus Regulation, except that it may make an offer to the public in the United Kingdom of any shares of common stock at any time under the following exemptions under the UK Prospectus Regulation:

•	to any legal entity which is a qualified investor as defined under the UK Prospectus Regulation;

•

to fewer than 150 natural or legal persons (other than qualified investors as defined under the UK Prospectus Regulation), subject to obtaining the prior consent of the representative for any such offer; or

•	in any other circumstances falling within Article 1(4) of the UK Prospectus Regulation,

provided that no such offer of the shares of common stock shall require the company or any underwriter to publish a prospectus pursuant to Article 3 of the UK Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

In the United Kingdom, the offering is only addressed to, and is directed only at, “qualified investors” within the meaning of Article 2(e) of the UK Prospectus Regulation, who are also (i) persons having professional experience in matters relating to investments who fall within the definition of “investment professionals” in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”); (ii) high net worth bodies corporate, unincorporated associations and partnerships and trustees of high value trusts as described in Article 49(2) of the Order; or (iii) persons to whom it may otherwise lawfully be communicated (all such persons being referred to as “relevant persons”). This document must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

For the purposes of this provision, the expression an “offer to the public” in relation to the shares of common stock in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offering and any shares of common stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares of common stock, and the expression “UK Prospectus Regulation” means the UK version of Regulation (EU) No 2017/1129 as amended by The Prospectus (Amendment etc.) (EU Exit) Regulations 2019, which is part of UK law by virtue of the European Union (Withdrawal) Act 2018.

Notice to Prospective Investors in France

Neither this prospectus nor any other offering material relating to the shares of common stock described in this prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or by the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The shares of common stock have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other offering material relating to the shares of common stock has been or will be:

•	released, issued, distributed or caused to be released, issued or distributed to the public in France; or

•	used in connection with any offer for subscription or sale of the units to the public in France.

Such offers, sales and distributions will be made in France only:

•

to qualified investors (investisseurs qualifiés) as defined by Article 2(e) of Regulation (EU) 2017/1129, as amended and/or to a restricted circle of investors (cercle restreint d’investisseurs) investing for their own account in accordance with Article L.411-2 of the French Code monétaire et financier;

•	to investment services providers authorized to engage in portfolio management on behalf of third parties; or

•

in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (offre au public de titres financiers).

The shares of common stock may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412- 1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Notice to Prospective Investors in Hong Kong

The shares of common stock may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the shares of common stock may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares of common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Investors in Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to Prospective Investors in Canada

The shares of common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or

subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment or supplement thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares of common stock may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares of common stock without disclosure to investors under Chapter 6D of the Corporations Act.

The shares of common stock applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares of common stock must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Japan

The shares of common stock have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the shares of common stock were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares of common stock, has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares of common stock are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares of common stock pursuant to an offer made under Section 275 of the SFA except:

•	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

•	where no consideration is or will be given for the transfer;

•	where the transfer is by operation of law; or

•	as specified in Section 276(7) of the SFA.

In connection with Section 309B of the SFA and the Capital Markets Products (the “CMP”) Regulations 2018, the shares of common stock are prescribed capital markets products (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in Monetary Authority of Singapore Notice SFA 04-N12: Notice on the Sale of Investment Products and Monetary Authority of Singapore Notice FAA-N16: Notice on Recommendations on Investment Products).

LEGAL MATTERS

The validity of the Common Stock offered hereby will be passed upon for us by Cravath, Swaine & Moore LLP, New York, New York. Certain legal matters will be passed upon for the Underwriter by Weil, Gotshal & Manges LLP, New York, New York.

EXPERTS

The consolidated financial statements of The Hain Celestial Group, Inc. and Subsidiaries (the “Company”) appearing in the Company’s Annual Report (Form 10-K) for the year ended June 30, 2021, and the effectiveness of the Company’s internal control over financial reporting as of June 30, 2021 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a Form S-3 with the SEC under the Securities Act with respect to the Common Stock offered by this prospectus supplement and the accompanying prospectus. You should review the information and exhibits in the registration statement for further information about us and the securities that are being offered by this prospectus supplement and the accompanying prospectus. Statements in this prospectus supplement and the accompanying prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to those filings. You should review the complete document to evaluate those statements.

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. Our Exchange Act number for our SEC filings is 0-22818. We file information electronically with the SEC. Our SEC filings are available from the SEC’s internet site at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically. Our internet address is http://www.hain.com.

We also make our annual, quarterly and current reports, proxy statements and other information available free of charge through the investor relations section of our website, https://ir.hain.com/, as soon as reasonably practicable after we electronically file these materials with, or furnish them to, the SEC. The information on or accessible through our website that is not specifically incorporated by reference herein is not a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information to you by referring to those documents. We hereby “incorporate by reference” the documents listed below, which means that we are disclosing important information to you by referring you to those documents. The information that we file later with the SEC will automatically update and in some cases supersede this information. Specifically, we incorporate by reference the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the fiscal year ended June 30, 2021;

•	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021;

•	our Current Report on Form 8-K filed on November 1, 2021;

•

the description of our capital stock contained in the Registration Statement on Form 8-A/A dated November  12, 1993 and any amendment or report filed for the purpose of updating such description, including the description of our securities contained in Exhibit 4.2 of our Annual Report on Form 10-K for the fiscal year ended June  30, 2021, which incorporated by reference to Exhibit 4.2 of our Annual Report on Form 10-K for the fiscal year ended June 30, 2019;

•	our definitive proxy statement filed on September 17, 2021; and

•	future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus supplement and before the termination of this offering.

You should rely only on the information incorporated by reference or provided in this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with other information.

We will provide, without charge, to each person to whom a copy of this prospectus supplement and the accompanying prospectus has been delivered, including any beneficial owner, a copy of any and all of the documents referred to herein that are summarized in this prospectus supplement and the accompanying prospectus, if such person makes a written request directed to:

The Hain Celestial Group, Inc.

1111 Marcus Avenue

Lake Success, NY 11042

Attention: Investor Relations

(516) 587-5000

investorrelations@hain.com

The Hain Celestial Group, Inc., our logos and all of our other product and service names are registered trademarks or trademarks of The Hain Celestial Group, Inc. in the USA and other select countries. “®” and “™” indicate USA registration and USA trademark, respectively. Other third party logos and product/trade names are registered trademarks or tradenames of their respective companies.

PROSPECTUS

THE HAIN CELESTIAL GROUP, INC.

DEBT SECURITIES

PREFERRED STOCK

COMMON STOCK

DEPOSITARY SHARES

WARRANTS

STOCK PURCHASE CONTRACTS

STOCK PURCHASE UNITS

We, or any selling security holder, may from time to time offer to sell the securities covered by this prospectus. Our common stock is listed on the Nasdaq Global Select Market and trades under the ticker symbol “HAIN.”

We, or any selling security holder, may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. When we, or any selling security holder, offer and sell these securities, we will provide specific terms of any securities to be offered in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest. The shares of our common stock may be sold at fixed prices, prevailing market prices at the time of sale, prices related to the prevailing market prices, varying prices determined at the times of sale or negotiated prices. The shares of our common stock offered by this prospectus may be offered by us or any selling security holder directly to investors or to or through underwriters, dealers or agents involved in the offering and any applicable fees, commission or discount arrangements.

Our principal executive offices are located at 1111 Marcus Avenue, Lake Success, NY 11042. Our telephone number is (516) 587-5000.

Investing in any of our securities involves risks. You should carefully read and consider the matters described under the caption “Risk Factors” on page 3 of this prospectus and set forth in the documents incorporated by reference herein before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 10, 2021

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration process. Under this process, we or selling security holders may from time to time sell the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities that we or selling security holders may offer. Each time we or selling security holders sell securities, we will provide you with a prospectus supplement containing specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus and may include other special considerations applicable to such offering of securities. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

The prospectus supplement will describe: the terms of the securities offered, any initial public offering price, the price paid to us or the selling security holders for the securities, the net proceeds to us or the selling security holders, the manner of distribution and any underwriting compensation and the other specific material terms related to the offering of the applicable securities. For more detail on the terms of the securities, you should read the exhibits filed with or incorporated by reference in our registration statement of which this prospectus forms a part.

You should read carefully this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” You should rely only on the information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any applicable “free writing prospectus.” We have not authorized, and no selling security holder has authorized, anyone else to provide you with different or additional information. No offer of securities is being made in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information in this prospectus, any accompanying prospectus supplement, or any document incorporated by reference herein or therein is accurate as of any date other than their respective dates. Our business, financial condition, results of operations, and prospects may have changed since those dates. You should carefully read the entire prospectus, as well as the documents incorporated by reference in the prospectus, any applicable prospectus supplement and any applicable “free writing prospectus” before making an investment decision.

References in this prospectus to “securities” include any security that we or selling security holders might sell under this prospectus or any prospectus supplement.

References in this prospectus to “the Company,” “we,” “our” and “us” or other similar terms mean The Hain Celestial Group, Inc. and its wholly owned subsidiaries, unless we state otherwise or the context indicates otherwise.

THE HAIN CELESTIAL GROUP, INC.

Founded in 1993, we are a Delaware corporation and are headquartered in Lake Success, New York. Our mission has continued to evolve since our founding, with health and wellness being the core tenet. We continue to be a leading marketer, manufacturer and seller of organic and natural, “better-for-you” products by anticipating and exceeding consumer expectations in providing quality, innovation, value and convenience. We are committed to growing sustainably while continuing to implement environmentally sound business practices and manufacturing processes. We sell our products through specialty and natural food distributors, supermarkets, natural food stores, mass market and e-commerce retailers, food service channels and club, drug and convenience stores in over 80 countries worldwide. We operate under two reportable segments: North America and International.

We manufacture, market, distribute and sell organic and natural products under brand names that are sold as “better-for-you” products, providing consumers with the opportunity to lead A Healthier Way of Life®. We are a leader in many organic and natural products categories, with many recognized brands in the various market categories we serve, including Celestial Seasonings®, Clarks™, Cully & Sully®, Earth’s Best®, Ella’s Kitchen®, Frank Cooper’s®, Gale’s®, Garden of Eatin’®, Hain Pure Foods®, Hartley’s®, Health Valley®, Imagine®, Joya®, Lima®, Linda McCartney’s® (under license), MaraNatha®, Natumi®, New Covent Garden Soup Co.®, Robertson’s®, Rose’s® (under license), Sensible Portions®, Spectrum®, Sun-Pat®, Terra®, The Greek Gods®, Yorkshire Provender® and Yves Veggie Cuisine®. Our personal care products are marketed under the Alba Botanica®, Avalon Organics®, JASON®, Live Clean®, and Queen Helene® brands.

Our principal executive offices are located at 1111 Marcus Avenue, Lake Success, NY 11042. Our telephone number is (516) 587-5000.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and any applicable prospectus supplement involves risks. Prior to making a decision about investing in our securities, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K for the year ended June 30, 2021 and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K and all other information contained or incorporated by reference in this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the risk factors and other information contained or incorporated by reference in the applicable prospectus supplement. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus. Our business, prospects, financial condition or operating results could be materially adversely affected by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. See also “Forward-Looking Statements” in this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the information incorporated or deemed to be incorporated by reference in this prospectus and any prospectus supplement may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. We make such forward-looking statements pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.

All statements included or incorporated or deemed to be incorporated by reference into this prospectus and any prospectus supplement, other than statements of historical facts, that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements. Such statements involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, our results may differ materially from those expressed or implied by such forward-looking statements. The words “believe,” “expect,” “anticipate,” “may,” “should,” “plan,” “intend,” “potential,” “will” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements include, among other things, our beliefs or expectations relating to our future performance, results of operations and financial condition; our strategic initiatives, business strategy, supply chain, brand portfolio and product performance; the COVID-19 pandemic; current or future macroeconomic trends; and future corporate acquisitions or dispositions. We undertake no obligation to further update forward-looking statements, or the risk factors described “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2021, to reflect actual results or changes in assumptions or circumstances, except as required by applicable law.

The forward-looking statements included or incorporated or deemed to be incorporated by reference into this prospectus and any prospectus supplement do not constitute guarantees or promises of future performance. Risks and uncertainties that may cause actual results to differ materially from forward-looking statements include: challenges and uncertainty resulting from the impact of competition; challenges and uncertainty resulting from the COVID-19 pandemic; our ability to manage our supply chain effectively; disruption of operations at our manufacturing facilities; reliance on independent contract manufacturers; changes to consumer preferences; customer concentration; reliance on independent distributors; the availability of organic ingredients; risks associated with our international sales and operations; risks associated with outsourcing arrangements; our ability to execute our cost reduction initiatives and related strategic initiatives; our reliance on independent certification for a number of our products; the reputation of our Company and our brands; our ability to use and protect trademarks; general economic conditions; input cost inflation; the United Kingdom’s exit from the European Union; cybersecurity incidents; disruptions to information technology systems; the impact of climate change; liabilities, claims or regulatory change with respect to environmental matters; potential liability if our products cause illness or physical harm; the highly regulated environment in which we operate; pending and future litigation; compliance with data privacy laws; compliance with our credit agreement; the discontinuation of LIBOR; concentration in the ownership of our common stock; our ability to issue preferred stock; the adequacy of our insurance coverage; impairments in the carrying value of goodwill or other intangible assets; and other risks described under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2021 as well as in other reports that we file in the future.

You are cautioned not to rely unduly on any forward-looking statements. The risks and uncertainties related to any forward-looking statements are discussed in more detail under the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our Annual Report on Form 10-K for the fiscal year ended June 30, 2021 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 and other documents on file with the SEC. You may obtain copies of these documents as described under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of our securities for general corporate purposes. Unless otherwise indicated in a prospectus supplement, we will not receive the net proceeds of any sales by selling security holders.

SELLING SECURITY HOLDERS

We will set forth information about selling security holders, where applicable, in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

PLAN OF DISTRIBUTION

We or selling security holders may offer and sell the securities covered by this prospectus from time to time, in one or more transactions, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change, at varying prices determined at the time of sale or at negotiated prices, by a variety of methods, including the following:

•	through agents;

•	to or through underwriters;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	through brokers or dealers;

•	directly by us or selling security holders to purchasers, including through a specific bidding, auction or other process; or

•	through a combination of any of these methods of sale.

Registration of the securities covered by this prospectus does not mean that those securities necessarily will be offered or sold.

In effecting sales, brokers or dealers engaged by us may arrange for other brokers or dealers to participate. Broker-dealer transactions may include:

•	purchases of the securities by a broker-dealer as principal and resales of the securities by the broker-dealer for its account pursuant to this prospectus;

•	ordinary brokerage transactions;

•	transactions in which the broker-dealer solicits purchasers; or

•	privately negotiated transactions.

The securities covered by this prospectus may be sold:

•	on a national securities exchange;

•	in the over-the-counter market; or

•	in transactions other than on an exchange or in the over-the-counter market, or in combination.

In addition, we or selling security holders may sell any securities covered by this prospectus in private transactions or pursuant to other exemptions from registration under the Securities Act rather than pursuant to this prospectus.

We or selling security holders may sell offered securities through agents designated by us or selling security holders from time to time. Any such agent in the offer or sale of the securities for which this prospectus is delivered will be named, and any commissions payable by us or selling security holders to that agent will be set forth, in the prospectus supplement to the extent required. Unless indicated in the prospectus supplement, such agents will have agreed to use their reasonable best efforts to solicit purchases for the period of their appointment.

In connection with the sale of securities covered by this prospectus, broker-dealers may receive compensation from us or selling security holders in the form of commissions, discounts or concessions. Broker-dealers may also receive compensation from purchasers of the securities for whom they act as agents or to whom they sell as principals or both. Compensation as to a particular broker-dealer may be in excess of customary commissions or in amounts to be negotiated. In connection with any underwritten offering, underwriters may receive compensation in the form of discounts, concessions or commissions from us, selling security holders or from purchasers of the securities for whom they act as agents.

Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or compensation from the purchasers for whom they may act as agents. Any underwriters, broker-dealers, agents or other persons acting on our behalf who participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the securities by them and any discounts, commissions or concessions received by any of those underwriters, broker-dealers, agents or other persons may be deemed to be underwriting discounts and commissions under the Securities Act.

In connection with the distribution of the securities covered by this prospectus or otherwise, we may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our securities in the course of hedging the positions they assume with us. We may also sell securities short and deliver the securities offered by this prospectus to close out our short positions. We may also enter into option or other transactions with broker-dealers or other financial institutions, which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus, as supplemented or amended to reflect such transaction.

At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed that will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

In connection with an underwritten offering, we would execute an underwriting agreement with an underwriter or underwriters. Unless otherwise indicated in the revised prospectus or applicable prospectus supplement, such underwriting agreement would provide that the obligations of the underwriter or underwriters are subject to certain conditions precedent, and that the underwriter or underwriters with respect to a sale of the covered securities will be obligated to purchase all of the covered securities, if any such securities are purchased. We may grant to the underwriter or underwriters an option to purchase additional securities at the public offering price, less any underwriting discount, as may be set forth in the revised prospectus or applicable prospectus supplement. If we grant any such option, the terms of that option will be set forth in the revised prospectus or applicable prospectus supplement.

Underwriters, agents, brokers or dealers may be entitled, pursuant to relevant agreements entered into with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact, or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the underwriters, agents, brokers or dealers may be required to make.

Underwriters or agents and their affiliates may be customers of, engage in transactions with or perform services for us or our affiliates from time to time.

DESCRIPTION OF DEBT SECURITIES

The following description of the terms of the debt securities sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to those debt securities will be described in the prospectus supplement relating to those debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the prospectus supplement relating thereto and to the following description.

We may issue debt securities from time to time in one or more series. The debt securities will be general obligations of The Hain Celestial Group, Inc. The debt securities may be fully and unconditionally guaranteed on a secured or unsecured senior or subordinated basis, jointly and severally, by guarantors, if any. In the event that any series of debt securities will be subordinated to other indebtedness that we have outstanding or may incur, the terms of the subordination will be set forth in the prospectus supplement relating to the subordinated debt securities. Debt securities may be issued under a document called the indenture. Each indenture is a contract between us and a trustee to be named therein. The debt indentures and their associated documents, including the debt security, will contain the full legal text of the matters described in this section and the applicable prospectus supplement. We have filed a form of the indenture with the SEC as an exhibit to our registration statement of which this prospectus is a part. The following discussion of certain provisions of the indenture is a summary only and should not be considered a complete description of the terms and provisions of the indenture. Accordingly, the following discussion is qualified in its entirety by reference to the provisions of the indenture, including the definition of certain terms used below. You should refer to the indenture for the complete terms of the debt securities.

General

The debt securities will represent direct, general obligations of The Hain Celestial Group, Inc. and:

•	may rank equally with other unsubordinated debt or may be subordinated to other debt we have or may incur;

•	may be issued in one or more series with the same or various maturities;

•	may be issued at a price of 100% of their principal amount or at a premium or discount;

•	may be issued in registered or bearer form and certificated or uncertificated form; and

•

may be represented by one or more global notes registered in the name of a designated depositary’s nominee, and if so, beneficial interests in the global note will be shown on and transfers will be made only through records maintained by the designated depositary and its participants.

The aggregate principal amount of debt securities that we may authenticate and deliver is unlimited. Subject to limitations contained in the indenture, we may from time to time, without notice to or the consent of the holders of a series of debt securities, issue additional debt securities of any such series on the same terms and conditions as the debt securities of such series, except for any differences in the issue price and, if applicable, the initial interest accrual date and interest payment date; provided that if the additional debt securities are not fungible with the debt securities of such series for U.S. federal income tax purposes, such additional debt securities will have one or more separate CUSIP numbers. You should refer to the applicable prospectus supplement for the following terms of the debt securities of the series with respect to which that prospectus supplement is being delivered:

•	the title of the debt securities of the series (which will distinguish the debt securities of that particular series from the debt securities of any other series);

•	the price or prices of the debt securities of the series;

•

any limit on the aggregate principal amount of the debt securities of the series that may be authenticated and delivered under the indenture (except for debt securities authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other debt securities of the series);

•	the date or dates on which the principal and any premium with respect to the debt securities of the series are payable;

•

the rate or rates (which may be fixed or variable) at which the debt securities of the series will bear interest (if any) or the method of determining such rate or rates, the date or dates from which such interest, if any, will accrue, the interest payment dates on which such interest, if any, will be payable or the method by which such dates will be determined, the record dates for the determination of holders thereof to whom such interest is payable (in the case of securities in registered form), and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

•	the person to whom any interest on a debt security of the series shall be payable if other than the person in whose name that security is registered at the close of business on the record date;

•

the currency or currencies in which debt securities of the series will be denominated and/or in which payment of the principal, premium, if any, and interest of any of the securities shall be payable, if other than U.S. dollars, the place or places, if any, in addition to or instead of the corporate trust office of the trustee (in the case of securities in registered form) where the principal, premium and interest with respect to debt securities of the series will be payable or the method of such payment, if by wire transfer, mail or other means;

•

the price or prices at which, the period or periods within which, and the terms and conditions upon which debt securities of the series may be redeemed, in whole or in part, at our option or otherwise;

•

whether debt securities of the series are to be issued as securities in registered form or securities in bearer form or both and, if securities in bearer form are to be issued, whether coupons will be attached to them, whether securities in bearer form of the series may be exchanged for securities in registered form of the series, and the circumstances under which and the places at which any such exchanges, if permitted, may be made;

•

if any debt securities of the series are to be issued as securities in bearer form or as one or more global securities representing individual securities in bearer form of the series, whether certain provisions for the payment of additional interest or tax redemptions will apply; whether interest with respect to any portion of a temporary bearer security of the series payable with respect to any interest payment date prior to the exchange of such temporary bearer security for definitive securities in bearer form of the series will be paid to any clearing organization with respect to the portion of such temporary bearer security held for its account and, in such event, the terms and conditions (including any certification requirements) upon which any such interest payment received by a clearing organization will be credited to the persons entitled to interest payable on such interest payment date; and the terms upon which a temporary bearer security may be exchanged for one or more definitive securities in bearer form of the series;

•

the obligation or right, if any, to redeem, purchase or repay debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder of such debt securities and the price or prices at which, the period or periods within which, and the terms and conditions upon which, debt securities of the series will be redeemed, purchased or repaid, in whole or in part, pursuant to such obligations;

•

the terms, if any, upon which the debt securities of the series may be convertible into or exchanged for any issuer’s common stock, preferred stock, depositary shares, other debt securities or warrants for common stock, preferred stock, depositary shares, indebtedness or other securities of any kind and the terms and conditions upon which such conversion or exchange will be effected, including the initial conversion or exchange price or rate, the conversion or exchange period and any other additional provisions;

•	if other than minimum denominations of $2,000 or any integral multiple of $1,000 in excess thereof, the denominations in which debt securities of the series will be issuable;

•

if the amount of principal, premium or interest with respect to the debt securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

•

if the principal amount payable at the stated maturity of debt securities of the series will not be determinable as of any one or more dates prior to such stated maturity, the amount that will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined), and if necessary, the manner of determining the equivalent thereof in U.S. dollars;

•	any changes or additions to the provisions of the indenture dealing with defeasance;

•

if other than the principal amount thereof, the portion of the principal amount of debt securities of the series that will be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy;

•

the terms, if any, of the transfer, mortgage, pledge or assignment as security for the debt securities of the series of any properties, assets, moneys, proceeds, securities or other collateral and any corresponding changes to provisions of the indenture as then in effect;

•

any addition to or change in the events of default with respect to the debt securities of the series and any change in the right of the trustee or the holders to declare the principal, premium and interest, if any, with respect to such debt securities due and payable;

•

if the debt securities of the series will be issued in whole or in part in the form of a global security, the terms and conditions, if any, upon which such global security may be exchanged in whole or in part for other individual debt securities in definitive registered form, the depositary (as defined in the applicable prospectus supplement) for such global security and the form of any legend or legends to be borne by any such global security in addition to or in lieu of the legend referred to in the indenture;

•	any trustee, authenticating or paying agent, transfer agent or registrar or any other agent with respect to the debt securities;

•

the applicability of, and any addition to or change in, the covenants and definitions then set forth in the indenture or in the terms then set forth in the indenture relating to permitted consolidations, mergers or sales of assets;

•

the terms, if any, of any guarantee of the payment of principal, premium and interest with respect to debt securities of the series and any corresponding changes to the provisions of the indenture as then in effect;

•	the subordination, if any, of the debt securities of the series pursuant to the indenture and any changes or additions to the provisions of the indenture relating to subordination;

•	with regard to debt securities of the series that do not bear interest, the dates for certain required reports to the trustee;

•	any provisions granting special rights to holders when a specified event occurs;

•	any guarantor or co-issuer; and

•	any other terms of the debt securities of the series (which terms will not be prohibited by the provisions of the indenture).

The prospectus supplement will also describe any material U.S. federal income tax consequences or other special considerations applicable to the series of debt securities to which such prospectus supplement relates, including those applicable to:

•	securities in bearer form;

•

debt securities with respect to which payments of principal, premium or interest are determined with reference to an index or formula (including changes in prices of particular securities, currencies or commodities);

•	debt securities with respect to which principal or interest is payable in a foreign or composite currency;

•

debt securities that are issued at a discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates or original issue discount debt securities; and

•	variable rate debt securities that are exchangeable for fixed rate debt securities.

Unless otherwise provided in the applicable prospectus supplement, securities in registered form may be transferred or exchanged at the office of the trustee at which its corporate trust business is principally administered in the United States, subject to the limitations provided in the indenture, without the payment of any service charge, other than any tax or governmental charge payable in connection therewith. Securities in bearer form will be transferable only by delivery. Provisions with respect to the exchange of securities in bearer form will be described in the prospectus supplement relating to those securities in bearer form.

All funds that we pay to a paying agent for the payment of principal, premium or interest with respect to any debt securities that remain unclaimed at the end of two years after that principal, premium or interest will have become due and payable will be repaid to us, and the holders of those debt securities or any related coupons will thereafter look only to us for payment thereof.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities. A global security is a debt security that represents, and is denominated in an amount equal to the aggregate principal amount of, all outstanding debt securities of a series, or any portion thereof, in either case having the same terms, including the same original issue date, date or dates on which principal and interest are due, and interest rate or method of determining interest. A global security will be deposited with, or on behalf of, a depositary, which will be identified in the prospectus supplement relating to such debt securities. Global securities may be issued in either registered or bearer form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities represented thereby, a global security may not be transferred except as a whole by the depositary to a nominee of the depositary, by a nominee of the depositary to the depositary or another nominee of the depositary, or by the depositary or any nominee of the depositary to a successor depositary or any nominee of such successor.

The terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to such debt securities. We anticipate that the following provisions will generally apply to depositary arrangements, in all cases subject to any restrictions or limitations described in the prospectus supplement relating to such debt securities.

Upon the issuance of a global security, the depositary for such global security will credit, on its book entry registration and transfer system, the respective principal amounts of the individual debt securities represented by such global security to the accounts of persons that have accounts with the depositary. Such accounts will be designated by the dealers or underwriters with respect to such debt securities or, if such debt securities are offered and sold directly by us or through one or more agents, by us or such agents. Ownership of beneficial interests in a global security will be limited to participants or persons that hold beneficial interests through participants. Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary (with respect to interests of participants) or records maintained by participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limitations and laws may impair the ability to transfer beneficial interests in a global security.

So long as the depositary for a global security, or its nominee, is the registered owner or holder of such global security, such depositary or nominee, as the case may be, will be considered the sole owner or holder of the individual debt securities represented by such global security for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have any of the individual debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any of such debt securities in definitive form and will not be considered the owners or holders thereof under the indenture.

Payments of principal, premium, if any, and interest with respect to individual debt securities represented by a global security will be made to the depositary or its nominee, as the case may be, as the registered owner or holder of such global security. Neither we, the trustee, any paying agent or registrar for such debt securities nor any agent of ours or the trustee will have any responsibility or liability for:

•

any aspect of the records relating to or payments made by the depositary, its nominee or any participants on account of beneficial interests in the global security or for maintaining, supervising or reviewing any records relating to such beneficial interests;

•	the payment to the owners of beneficial interests in the global security of amounts paid to the depositary or its nominee; or

•	any other matter relating to the actions and practices of the depositary, its nominee or its participants.

Neither we, the trustee, any paying agent or registrar for such debt securities nor any agent of ours or the trustee will be liable for any delay by the depositary, its nominee or any of its participants in identifying the owners of beneficial interests in the global security, and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from the depositary or its nominee for all purposes.

We expect that the depositary for a series of debt securities or its nominee, upon receipt of any payment of principal, premium or interest with respect to a definitive global security representing any of such debt securities, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security, as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers and registered in “street name.” Such payments will be the responsibility of such participants. See “—Limitations on Issuance of Securities in Bearer Form” below.

If the depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary, we will appoint a successor depositary. If a successor depositary is not appointed by us within 90 days, we will issue individual debt securities of such series in exchange for the global security representing such series of debt securities. In addition, we may at any time and in our sole discretion determine to no longer have debt securities of a series represented by a global security and, in such event, will issue individual debt securities of such series in exchange for the global security representing such series of debt securities. Furthermore, if we so specify with respect to the debt securities of a series, an owner of a beneficial interest in a global security representing debt securities of such series may, on terms acceptable to us, the trustee and the depositary for such global security, receive individual debt securities of such series in exchange for such beneficial interests. In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery of individual debt securities of the series represented by such global security equal in principal amount to such beneficial interest and to have such debt securities registered in its name (if the debt securities are issuable as securities in registered form). Individual debt securities of such series so issued generally will be issued:

•

as securities in registered form in minimum denominations, unless otherwise specified by us, of $2,000 and any integral multiples of $1,000 in excess thereof if the debt securities are issuable as securities in registered form;

•	as securities in bearer form in the denomination or denominations specified by us if the debt securities are issuable as securities in bearer form; or

•	as either securities in registered form or securities in bearer form as described above if the debt securities are issuable in either form.

Limitations on Issuance of Securities in Bearer Form

The debt securities of a series may be issued as securities in registered form (which will be registered as to principal and interest in the register maintained by the registrar for such debt securities) or securities in bearer form (which will be transferable only by delivery). If such debt securities are issuable as securities in bearer form, the applicable prospectus supplement will describe certain special limitations and considerations that will apply to such debt securities.

Certain Covenants

If debt securities are issued, the indenture, as supplemented for a particular series of debt securities, will contain certain covenants for the benefit of the holders of such series of debt securities, which will be applicable (unless waived or amended) so long as any of the debt securities of such series are outstanding, unless stated otherwise in the prospectus supplement. The specific terms of the covenants, and summaries thereof, will be set forth in the prospectus supplement relating to such series of debt securities.

Subordination

Debt securities of a series, and any guarantees, may be subordinated, which we refer to as subordinated debt securities, to senior indebtedness (as defined in the applicable prospectus supplement) to the extent set forth in the prospectus supplement relating thereto. To the extent we conduct operations through subsidiaries, the holders of debt securities (whether or not subordinated debt securities) will be structurally subordinated to the creditors of our subsidiaries, except to the extent such subsidiary is a guarantor of such series of debt securities.

Events of Default

Each of the following will constitute an event of default under the indenture with respect to any series of debt securities:

•	failure to pay interest on the debt securities of that series within 30 days of the due date;

•

default in payment of the principal or premium, if any, on the debt securities of that series, when such amount becomes due and payable at maturity, upon acceleration, required redemption or otherwise;

•	failure to comply with the obligations described under “—Mergers and Sales of Assets” below;

•

failure to comply for 60 days after notice with any of our other agreements in the debt securities of that series or the indenture or supplemental indenture related to that series of debt securities; or

•	certain events of bankruptcy, insolvency or reorganization affecting us.

A prospectus supplement may omit, modify or add to the foregoing events of default.

An event of default under one series of debt securities does not necessarily constitute an event of default under any other series of debt securities. A default under the fourth bullet above will not constitute an event of default until the trustee or the holders of 25% in principal amount of the outstanding debt securities of such series notify us of the default and we do not cure such default within the time specified after receipt of such notice.

If any event of default (other than an event of default relating to certain events of bankruptcy, insolvency or reorganization) occurs and is continuing with respect to a particular series of debt securities, either the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of that series then outstanding by written notice to us (and to the trustee if such notice is given by the holders), may declare the principal amount of (or in the case of original issue discount debt securities, the portion thereby specified in the terms thereof), premium, if any, and accrued interest on the debt securities of that series to be immediately due and payable. In the case of certain events of bankruptcy, insolvency or reorganization, the principal amount of, premium, if any, and accrued interest on the debt securities of that series will automatically become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders. Upon a declaration by the trustee or the holders, we will be obligated to pay the principal amount plus accrued and unpaid interest of each affected series of debt securities so declared due and payable.

The holders of a majority in aggregate principal amount of the debt securities of any series then outstanding by notice to the trustee under the indenture may on behalf of the holders of all of such series of debt securities waive any existing default or event of default and its consequences under the applicable indenture except a continuing default or event of default in the payment of interest on, or the principal of, the debt securities of such series.

Subject to the provisions of the indenture relating to the duties of the trustee in case an event of default will occur and be continuing, the trustee is under no obligation to exercise any of its rights or powers under the indenture or debt securities at the request or direction of any of the holders of any series of debt securities, unless such holders have offered to the trustee indemnity or security satisfactory to the trustee against any loss, liability or expense. Subject to such provisions for the indemnification of the trustee, the holders of at least a majority in aggregate principal amount of the outstanding debt securities of a series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such series of debt securities. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder of such series of debt securities or that would involve the trustee in personal liability. Prior to taking any action under the indenture, the trustee is entitled to indemnification satisfactory to it in its sole discretion against all losses, liabilities and expenses caused by taking or not taking such action.

Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder of debt securities of a series has any right to institute any proceeding with respect to the indenture or debt securities, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:

•	such holder has previously given to the trustee written notice of a continuing event of default with respect to such series of debt securities;

•

the holder or holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holder or holders have offered security or indemnity satisfactory to the trustee against any loss, liability or expense, to the trustee to institute such proceeding as trustee; and

•

the trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer.

However, such limitations do not apply to a suit instituted by a holder of a debt security of such series for the enforcement of payment of the principal, premium, if any, or interest on such debt security on or after the applicable due date specified in such debt security.

The indenture provides that if a default with respect to a series of debt securities occurs and is continuing and is known to the trustee, the trustee must send to each holder of such debt securities notice of the default within 90 days after it occurs. Except in the case of a default in the payment of the principal or premium, if any, upon acceleration, redemption or otherwise with respect to any debt security of a series when such amount becomes due and payable, the trustee may withhold notice if and so long as a committee of its trust officers in good faith determines that withholding notice is in the interests of the holders.

The indenture requires us to furnish to the trustee, within 120 days after the end of each fiscal year, a statement by certain of our officers as to whether or not we, to their knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the indenture and, if so, specifying all such known defaults. We are also required to deliver to the trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute a default; provided, however, that failure to provide such written notice will not in and of itself result in a default under the indenture.

Street name and other indirect holders should consult their banks and brokers for information on their requirements for giving notice or taking other actions upon a default.

Modification and Amendment

Subject to certain exceptions, modifications and amendments of the indenture, any supplemental indenture and any series of debt securities may be made by us and the trustee with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series affected by such modification or amendment.

No such modification or amendment may, without the consent of each holder affected thereby:

•	make any change to the percentage of principal amount of debt securities of any series the holders of which must consent to an amendment;

•

reduce the principal amount of, premium, if any, or interest on, or extend the stated maturity or interest payment periods of, any debt security (including the impairment of the right of any holder of any debt security to receive payment of principal of and interest on such holder’s debt security);

•	make any debt security payable in money or securities other than that stated in such debt security;

•	make any change that adversely affects such holder’s right to require us to purchase a debt security, if any;

•	impair the right to institute suit for the enforcement of any payment with respect to the debt securities;

•

in the case of any subordinated debt security or coupons pertaining thereto, make any change in the provisions of the indenture relating to subordination that adversely affects the rights of any holder under such provisions (including any contractual subordination of senior unsubordinated debt securities);

•	change the provisions applicable to the redemption of any debt security;

•	except as provided under “—Satisfaction, Discharge and Defeasance,” release any security or guarantee that may have been granted with respect to the debt securities; or

•	waive a default in payment of principal of, premium, if any, or interest on the debt securities of a series or modify any provisions of the indenture relating to modification or amendment thereof.

Without the consent of any holder, we and the trustee may amend the indenture for one or more of the following purposes:

•

to evidence the succession of another person pursuant to the provisions of the indenture relating to consolidations, mergers and sales of assets and the assumption by such successor of the covenants, agreements and obligations in the indenture and in the debt securities;

•

to surrender any right or power conferred upon us by the indenture, to add to our covenants such further covenants, restrictions, conditions or provisions for the protection of the holders of all or any series of debt securities as our board of directors will consider to be for the protection of the holders of such debt securities, and to make the occurrence, or the occurrence and continuance, of a default in respect of any of such additional covenants, restrictions, conditions or provisions a default or an event of default under the indenture (provided, however, that with respect to any such additional covenant, restriction, condition or provision, such supplemental indenture may provide for a period of grace after default, which may be shorter or longer than that allowed in the case of other defaults, may provide for an immediate enforcement upon such default, may limit the remedies available to the trustee upon such default or may limit the right of holders of a majority in aggregate principal amount of any series of debt securities to waive such default);

•

to cure any ambiguity or correct or supplement any provision contained in the indenture, in any supplemental indenture or in any debt securities that may be defective or inconsistent with any other provision contained therein;

•	to conform any provision in the indenture to the “Description of Notes” included in the applicable prospectus supplement;

•

to convey, transfer, assign, mortgage or pledge any property to or with the trustee, or to make such other provisions in regard to matters or questions arising under the indenture as will not adversely affect, in any material respect, the interests of any holders of debt securities of any series;

•

to modify or amend the indenture in such a manner as to permit the qualification of the indenture or any supplemental indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), as then in effect;

•

to add to or change any of the provisions of the indenture to provide that securities in bearer form may be registerable as to principal; to change or eliminate any restrictions on the payment of principal or premium with respect to securities in registered form or of principal, premium or interest with respect to securities in bearer form; or to permit securities in registered form to be exchanged for securities in bearer form, so as to not adversely affect the interests of the holders of debt securities or any coupons of any series in any material respect or permit or facilitate the issuance of debt securities of any series in uncertificated form;

•

in the case of subordinated debt securities, to make any change in the provisions of the indenture relating to subordination that would limit or terminate the benefits available to any holder of senior indebtedness under such provisions (but only if each such holder of senior indebtedness consents to such change);

•	to add guarantees with respect to the debt securities or to secure the debt securities;

•	to make any change that does not adversely affect the rights of any holder in any material respect;

•

to add to, change or eliminate any of the provisions of the indenture with respect to one or more series of debt securities, so long as any such addition, change or elimination not otherwise permitted under the indenture will (a) neither apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor modify the rights of the holders of any such debt security with respect to such provision or (b) become effective only when there is no such debt security outstanding;

•

to evidence and provide for the acceptance of appointment by a successor or separate trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as will be necessary to provide for or facilitate the administration of the indenture by more than one trustee; or

•	to establish the form or terms of debt securities and coupons of any series, as described under “—General” above.

Mergers and Sales of Assets

The indenture provides that we will not consolidate with or merge with or into, or convey, transfer or lease in one transaction or a series of related transactions, directly or indirectly, all or substantially all of our properties and assets to, another person, unless (i) the resulting, surviving or transferee person, if not The Hain Celestial Group, Inc., is a person organized and existing under the laws of the United States of America, any state thereof or the District of Columbia; (ii) immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the indenture; (iii) the resulting, surviving or transferee person, if not The Hain Celestial Group, Inc., expressly assumes by supplemental indenture in a form satisfactory to the trustee all of our obligations under the debt securities and the indenture; and (iv) we or the successor person has delivered to the trustee the certificates and opinions of counsel required under the indenture. Upon any such consolidation, merger or transfer, the resulting, surviving or transferee person shall succeed to, and may exercise every right and power of, The Hain Celestial Group, Inc. under the indenture.

Satisfaction, Discharge and Defeasance

Unless otherwise provided for in the prospectus supplement, the indenture will generally cease to be of any further effect with respect to a series of debt securities if (a) we have delivered to the trustee for cancellation all outstanding debt securities of such series (with certain limited exceptions) or (b) all debt securities of such series have become due and payable or will become due and payable at their maturity within one year or are to be called for redemption within one year, and we have deposited with the trustee, in trust, funds which will provide an amount sufficient to pay the entire indebtedness on such debt securities of such series, including the principal thereof and premium, if any, and interest, if any, thereon (and if, in either case, we have also paid all other sums payable under the indenture with respect to such debt securities of such series (including amounts payable to the trustee)).

In addition, we will have a “defeasance option” (pursuant to which we may terminate, with respect to the debt securities of a particular series, all of our obligations (with certain limited exceptions) under such debt securities and the indenture with respect to such debt securities) and a “covenant defeasance option” (pursuant to which we may terminate, with respect to the debt securities of a particular series, our obligations with respect to such debt securities under certain specified covenants contained in the indenture). If we exercise our defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default. If we exercise our covenant defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default related to the specified covenants.

The applicable prospectus supplement will describe the procedures we must follow in order to exercise our defeasance options.

Regarding the Trustee

The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee may exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The indenture and provisions of the Trust Indenture Act that are incorporated by reference therein contain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions with us or any of our affiliates; provided, however, that if it acquires any conflicting interest (as defined in the indenture or in the Trust Indenture Act), it must eliminate such conflict or resign.

Governing Law

The indenture and the debt securities will be governed by the laws of the State of New York.

DESCRIPTION OF PREFERRED STOCK

The following description of the terms of the preferred stock we may issue sets forth certain general terms and provisions of any series of preferred stock to which any prospectus supplement may relate. Particular terms of the preferred stock offered by any prospectus supplement and the extent, if any, to which these general terms and provisions will apply to any series of preferred stock so offered will be described in the prospectus supplement relating to the applicable preferred stock. The applicable prospectus supplement may also state that any of the terms set forth in this description are inapplicable to such series of preferred stock. This description does not purport to be complete and is subject to and qualified in its entirety by reference to applicable Delaware law and the provisions of the Restated Certificate of Incorporation of The Hain Celestial Group, Inc. (“Certificate of Incorporation”) relating to our preferred stock.

We have 5,000,000 shares of preferred stock authorized for issuance in one or more series, at a par value of $0.01 per share. As of September 30, 2021, no shares of preferred stock were outstanding.

Pursuant to our certificate of incorporation, as amended, our board of directors has the authority to provide for the issuance of preferred stock and in connection therewith to fix by resolution providing for the issue of such series, the number of shares to be included and such of the preferences and relative participating, optional or other special rights and limitations of such series, including, without limitation, rights of redemption or conversion into common stock, to the fullest extent permitted by the Delaware General Corporation Law. The issuance of preferred stock could have the effect of decreasing the market price of our common stock and could adversely affect the voting and other rights of the holders of common stock.

The terms of each series of preferred stock will be described in any prospectus supplement related to such series of preferred stock.

DESCRIPTION OF COMMON STOCK

The following description of the terms of our common stock does not purport to be complete and is subject to and qualified in its entirety by reference to applicable Delaware law and the provisions of our Certificate of Incorporation relating to our common stock.

We have 150,000,000 shares of common stock authorized for issuance, at a par value of $0.01 per share. As of November 2, 2021, there were 94,581,455 shares of common stock outstanding.

Each share of common stock entitles the holder to one vote on each matter voted on by stockholders. Under Article II, Section 8 of the Amended and Restated By-laws of The Hain Celestial Group, Inc. (“By-laws”), unless otherwise required by statute, our Certificate of Incorporation or our By-laws, any corporate action to be taken by vote of the stockholders shall be authorized by a majority of the votes cast by the holders of shares present in person or represented by proxy and entitled to vote on such action at a meeting of stockholders at which a quorum is present. With respect to the election of directors, at each meeting of stockholders for the election of directors at which a quorum is present, the persons receiving a majority of the votes cast at such election shall be elected, provided, however, that at any meeting of stockholders for which the Secretary of the Company determines that the number of nominees for director exceeds the number of directors to be elected, directors shall be elected by a plurality of the votes of the shares represented in person or represented by proxy at such meeting and entitled to vote on the election of directors. There is no cumulative voting.

Subject to any rights of holders of any then outstanding preferred stock, holders of common stock have the right to receive dividends when, as and if declared by the Company’s board of directors out of funds legally available for that purpose.

Subject to any preferential rights of holders of any then outstanding preferred stock, holders of common stock will share ratably in all assets legally available for distribution to our stockholders in the event of liquidation or dissolution of the Company.

Our common stock has no conversion rights, sinking fund provisions, redemption provisions or preemptive rights.

DESCRIPTION OF OTHER SECURITIES

We will set forth in the applicable prospectus supplement a description of any depository shares, warrants, stock purchase contracts or stock purchase units that may be offered pursuant to this prospectus.

LEGAL MATTERS

The validity of the securities offered in this prospectus and any related prospectus supplement and certain legal matters will be passed upon for us by Cravath, Swaine & Moore LLP, New York, New York. If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the related prospectus supplement.

EXPERTS

The consolidated financial statements of The Hain Celestial Group, Inc. and Subsidiaries (the “Company”) appearing in the Company’s Annual Report (Form 10-K) for the year ended June 30, 2021, and the effectiveness of the Company’s internal control over financial reporting as of June 30, 2021 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. Our Exchange Act number for our SEC filings is 0-22818. We file information electronically with the SEC. Our SEC filings are available from the SEC’s internet site at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically. Our internet address is http://www.hain.com.

We also make our annual, quarterly and current reports, proxy statements and other information available free of charge through the investor relations section of our website, www.hain-celestial.com, as soon as reasonably practicable after we electronically file these materials with, or furnish them to, the SEC. The information on or accessible through our website that is not specifically incorporated by reference herein is not a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring to those documents. We hereby “incorporate by reference” the documents listed below, which means that we are disclosing important information to you by referring you to those documents. The information that we file later with the SEC will automatically update and in some cases supersede this information. Specifically, we incorporate by reference the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the fiscal year ended June 30, 2021;

•	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021;

•	our Current Report on Form 8-K filed on November 1, 2021;

•

the description of our capital stock contained in the Registration Statement on Form 8-A/A dated November  12, 1993 and any amendment or report filed for the purpose of updating such description, including the description of our securities contained in Exhibit 4.2 of our Annual Report on Form 10-K for the fiscal year ended June  30, 2021, which incorporated by reference to Exhibit 4.2 of our Annual Report on Form 10-K for the fiscal year ended June 30, 2019;

•	our definitive proxy statement filed on September 17, 2021; and

•

future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and before the termination of the offerings of all of the securities covered by this prospectus.

You should rely only on the information incorporated by reference or provided in this prospectus and any prospectus supplement. We have not authorized anyone else to provide you with other information.

We will provide, without charge, to each person to whom a copy of this prospectus has been delivered, including any beneficial owner, a copy of any and all of the documents referred to herein that are summarized in this prospectus, if such person makes a written request directed to:

The Hain Celestial Group, Inc.

1111 Marcus Avenue

Lake Success, NY 11042

Attention: Investor Relations

(516) 587-5000

investorrelations@hain.com

The Hain Celestial Group, Inc., our logos and all of our other product and service names are registered trademarks or trademarks of The Hain Celestial Group, Inc. in the USA and other select countries. “®” and “™” indicate USA registration and USA trademark, respectively. Other third party logos and product/trade names are registered trademarks or tradenames of their respective companies.

12,379,504 Shares

The Hain Celestial Group, Inc.

Common Stock

PROSPECTUS SUPPLEMENT

Morgan Stanley

November 10, 2021